Exhibit 10.24

AMENDED EMPLOYMENT AGREEMENT

Agreement entered into as of this 26th day of October 2009, between Andrew Makrides (“Employee”) and Bovie Medical Corporation, (“Employer”)

WHEREAS, the parties have heretofore entered into an Employment Agreement (the “Agreement”) dated February 1, 2000, as the same has been amended pursuant to the Board Resolutions dated January 23, 2002, January 6, 2004, November 15, 2006, and October 26, 2009; and

WHEREAS, the parties are desirous of memorializing the effect of the aforementioned resolutions and further amending said Agreement on the terms hereinafter set forth.

NOW THEREFORE, in consideration of the premises and covenants herein contained,

IT IS HEREBY AGREED:

1.	Paragraph 3 of the Agreement is hereby amended in its entirety to read as follows:

TERM: The initial term of employment under this Agreement shall be effective as of the 1st day of February, 2000, and shall continue until January 31, 2014 or until terminated as hereinafter provided. After January 31, 2014, the term of this Agreement shall be automatically extended for continuous terms of one year each unless the Employer provides the Employee with written notice of termination at least nine months prior to the date the Employer plans to terminate.

2.	Except as amended hereby, the Agreement is hereby ratified and approved.

IN WITNESS WHEREOF the parties have set forth their signatures this 30th day of November, 2009.

BOVIE MEDICAL CORPORATION

By:	/s/ Moshe Citronowicz
Moshe Citronowicz
Chief Operating Officer

/s/ Andrew Makrides
Andrew Makrides